SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

     Date of Report (Date of earliest event reported) May 17, 2004

STANDARD MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana		46280

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (317) 574-6200

N/A

(Former name or former address, if changed since last report)

Item 9 – Regulation FD Disclosure.

     On May 17, 2004, we filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. The Form 10-Q contained the following discussion of recent developments:

     On April 19, 2004, we entered into a non-binding letter of intent with an unaffiliated third party providing for the sale of our principal financial services subsidiary Standard Life Insurance Company of Indiana, including its subsidiary Dixie National Life Insurance Company. Consummation of the proposed sale is subject to the satisfactory completion of due diligence by the proposed buyers, the receipt by us of an opinion from our financial advisor that the proposed consideration is fair to us from a financial point of view, the negotiation and execution of a mutually satisfactory definitive stock purchase agreement and a number of additional conditions, including the approval of our shareholders, the consent of the holders of our outstanding trust preferred securities to amendments to the governing instruments of such securities, the receipt of various regulatory approvals and other customary closing conditions.

     There can be no assurance that a definitive agreement will be entered into with the proposed buyers, that our shareholders will approve the proposed transaction or that any of the other conditions necessary to consummate the proposed sale will be satisfied. If the sale is consummated, however, it is the intention of management to exit the financial services business altogether and focus the Company’s operations exclusively on our more growth oriented health services business. This would represent a fundamental shift in the nature of our business. Historically, almost all of our revenue has come from our financial services business. During fiscal 2003, Standard Life accounted for approximately 98% of our total revenues. We only entered the health services segment in 2002 and since that time, this business segment has generated substantial net losses and very little revenue, primarily due to its nature as a start-up operation. Management believes, however, that the more growth oriented health services business provides a better opportunity to increase shareholder value over the long-term than the more mature financial services business. If the proposed sale is consummated our business without the financial services segment would, for a time, have less cash flow from operations, since our financial services business presently accounts for substantially all cash flow from operations. However, we anticipate that any sale will produce substantial cash proceeds and management intends to utilize a significant (but not yet determined) portion of the net cash proceeds from such sale for the expansion of our health services business and anticipate that such amount will be sufficient to satisfy our liquidity needs for at least the next 24 to 36 months. Management also intends to use the proceeds of a sale to fully repay our senior secured credit agreement.

     In the event the transaction is not consummated, we will consider a number of alternatives available to us including, without limitation, seeking another buyer for our financial services business, or continuing our business as it currently exists and seeking additional capital through the public or private equity or debt markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

	By:	/s/ Stephen M. Coons

		Name: Title:	Stephen M. Coons Executive Vice President and General Counsel

Dated: May 17, 2004